Exhibit 23.01


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-59790) of our report dated February 16, 2001 relating to the financial statements of R.H. Donnelley Corporation, which appears in R.H. Donnelley Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

New York, New York
July 25, 2001